Exhibit 1(e)

                             Articles Supplementary
         Increasing the Authorized Capital Stock of the Corporation and
                  Creating an Additional Class of Common Stock

      Merrill Lynch Strategy Series, Inc. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue two billion (2,000,000,000) shares of capital stock as follows:

         Series and Classes                          Number of Authorized Shares

Merrill Lynch Strategy All-Equity Fund
      Class I Common Stock                                  166,666,666
      Class A Common Stock                                  166,666,667
      Class B Common Stock                                  166,666,666
      Class C Common Stock                                  166,666,667

Merrill Lynch Strategy Growth and Income Fund
      Class I Common Stock                                  166,666,666
      Class A Common Stock                                  166,666,667
      Class B Common Stock                                  166,666,667
      Class C Common Stock                                  166,666,667

Merrill Lynch Strategy Long-Term Growth Fund
      Class I Common Stock                                  166,666,666
      Class A Common Stock                                  166,666,667
      Class B Common Stock                                  166,666,667
      Class C Common Stock                                  166,666,667

      All shares of all classes of the Corporation's capital stock have a par value of One Hundredth of One Cent ($0.0001) per share, and an aggregate par value of Two Hundred Thousand Dollars ($200,000).

2.    The Board of  Directors  of the  Corporation,  acting in  accordance  with
      Section 2-105(c) of the Maryland General Corporation Law and Article V, paragraph (2) of the Articles of Incorporation, hereby increases the total number of authorized shares of Common Stock of the Corporation by Five Hundred Million (500,000,000) and designates such newly authorized shares as Class R Common Stock.

3. After this increase in the number of authorized shares and the classification of the newly authorized shares as Class R Common Stock, the Corporation will have authority to issue Two Billion Five Hundred Million (2,500,000,000) shares of capital stock as follows:


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         Series and Classes                          Number of Authorized Shares

Merrill Lynch Strategy All-Equity Fund
      Class I Common Stock                                  166,666,666
      Class A Common Stock                                  166,666,667
      Class B Common Stock                                  166,666,666
      Class C Common Stock                                  166,666,667
      Class R Common Stock                                  166,666,667

Merrill Lynch Strategy Growth and Income Fund
      Class I Common Stock                                  166,666,666
      Class A Common Stock                                  166,666,667
      Class B Common Stock                                  166,666,667
      Class C Common Stock                                  166,666,667
      Class R Common Stock                                  166,666,667

Merrill Lynch Strategy Long-Term Growth Fund
      Class I Common Stock                                  166,666,666
      Class A Common Stock                                  166,666,667
      Class B Common Stock                                  166,666,667
      Class C Common Stock                                  166,666,667
      Class R Common Stock                                  166,666,666

      After this increase, all shares of all classes of the Corporation's capital stock will have a par value of One Hundredth of One Cent ($0.0001) per share, and an aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000).

4. The shares of the classes classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article IV of the Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares generally.


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

      IN WITNESS WHEREOF, Merrill Lynch Strategy Series, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary on September 18, 2003.

                                             Merrill Lynch Strategy Series, Inc.

                                             By: /s/ Donald C. Burke
                                                 -------------------------------
                                                 Name: Donald C. Burke
                                                 Title: Vice President

Attest:

/s/ Brian D. Stewart
------------------------------
Brian D. Stewart
Secretary

      The undersigned, President or Vice President of Merrill Lynch Strategy Series, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Dated: September 18, 2003                    By: /s/ Donald C. Burke
                                                 -------------------------------
                                                 Name: Donald C. Burke
                                                 Title: Vice President


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